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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Capital Pacific Holdings, Inc.

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-63511) of Capital Pacific Holdings, Inc. (formerly J.M. Peters Company, Inc.) of our report dated February 10, 1999 on the financial statements of Grand Coto Estates, L.P. as of December 31, 1998 and 1997 and for the years then ended; our report dated February 10, 1999 on the financial statements of M.P.E. Partners, L.P. as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period March 14, 1997 (inception) through December 31, 1997; our report dated February 28, 1997 on the financial statements of J.M.P. Canyon Estates, L.P. as of December 31, 1996 and for the year then ended; and our report dated February 28, 1997 on the financial statements of J.M.P. Harbor View, L.P. as of December 31, 1996 and for the year then ended, with respect to the consolidated financial statements and schedules of Capital Pacific Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended February 28, 1999.

                                          ERNST & YOUNG LLP

Newport Beach, California
May 28, 1999